Exhibit 10.2

                                  AMENDMENT TO
                            THE CARNIVAL CORPORATION
          NONQUALIFIED RETIREMENT PLAN FOR HIGHLY COMPENSATED EMPLOYEES

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      Carnival Corporation Nonqualified Retirement Plan For Highly Compensated
Employees (the "Plan") is hereby amended, effective January 1, 2003, as follows:

(1)   Section 1.9 of the Plan is amended to read as follows:

      1.9 Compensation - all cash remuneration paid or made available for any Plan Year by an Employer to an Employee for the Employee's services as salary, wages, commissions and including (a) bonuses (including deferred bonus amounts earned but not received during the Plan
            Year), (b) pay at premium rates (holiday, overtime or other), (c) workers' compensation payments made by the Employer, (d) any amounts contributed on behalf of the Employee to a cafeteria plan or cash or deferred arrangement and not includible in income under Section 125 or 402(g) of the Internal Revenue Code and (e) and amounts (including bonuses) deferred under The Carnival Corporation "Fun ShipSM" Qualified and Nonqualified Savings Plans, but excluding (1) any other amounts paid for that Plan Year on account of the Employee under this Plan or under any other employee pension benefit plan (as defined in Section 3(2) of ERISA), (2) any other amounts which are not includible in the Employee's income for federal income tax purposes and (3) any income attributable to the Company's stock programs or other fringe benefit programs. Employee's Compensation shall not exceed the maximum compensation rate under section 401(a)(17) of the Code (determined without regard to the reduction to $150,000 (i.e., $250,000 for 1996)) as further indexed for cost of living by reference to the annual percentage change of the CPI-U, U.S. City Average, All Items (non-seasonally adjusted) for the period from August to August of the preceding year (i.e. the annual change published in September of the year prior to the year the compensation limit is in effect). Effective for Eligible Employees (other than Eligible Employees who are participating in The Carnival Corporation "Fun ShipSM" Nonqualified Savings Plan and receiving Company contributions under that plan) who are actively employed by an Employer (which solely for this purpose shall include Eligible Employees employed within the controlled group of the Company as determined under Sections 414(b), (c) or (m) of the Internal Revenue
            Code) on or after December 20, 2002, an Eligible Employee's Compensation for periods on and after January 1, 1989 shall not be limited by the preceding sentence.

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(2)   Section 6.1 of the Plan is amended to read as follows:

                  6.1 Election of Form of Distribution.Error! Bookmark not
            defined. Subject to Section 6.4, a Participant shall be entitled to elect, subject to Section 6.7, to receive distribution of his Vested Interest in one of the following methods:

                        (a) Life with 5-Year Certain Benefit -- an annuity for
            the life of the Participant, but if the Participant dies within 5 years of his Annuity Starting Date, the annuity is payable to the Participant's Beneficiary for the remainder of that 5-year period;

                        (b) Life with 10-Year Certain Benefit -- an annuity for
            the life of the Participant, but if the Participant dies within 10 years of his Annuity Starting Date, the annuity is payable to the Participant's Beneficiary for the remainder of that 10-year period;

                        (c) Qualified Joint and Survivor Annuity -- an annuity
            for the life of the Participant with a survivor annuity for the life of the Participant's spouse, where the survivor annuity is either 50% or 100% of the amount payable during the joint lives of the Participant and the Participant's spouse;

                        (d) Single cash distribution of the full amount payable
            - the Actuarial Equivalent present value of the Participant's Vested Interest payable at his Normal Retirement Date. This method will become available only after January 1, 1994 for any Participant or Beneficiary entitled to but not yet receiving monthly payments.

                        Subject to the approval of the Retirement Committee or
            their designee, a Participant may change his form and timing election applicable to his Participant Account once in any twelve
            (12) month period, provided that such request to change is made at least twelve (12) consecutive months prior to the date on which such distribution would otherwise have been made or commenced.

                        In the absence of an effective election under this
            Section 6.1, subject to Section 6.7, a Participant shall be deemed to have elected a distribution in the form of 50% Qualified Joint and Survivor Benefit if Participant is married at time benefits are to begin or the Life with 5-Year Certain Benefit if Participant is not married at time benefits are to begin. A Participant may change his or her election after the Participant's Early Retirement Date only if such change is effective more than one year after the date of the change and only if the Retirement Committee, in its discretion, decides to honor the Participant's election. The Retirement Committee may in any event honor a Participant's election or may choose any other form or timing of distribution.